UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report: June 18, 2009
(Date of earliest event reported)
BigBand Networks, Inc.
(Exact Name of Registrant as specified in Charter)

Delaware (State or other Jurisdiction of incorporation)	Commission File No.: 001-33355	04-3444278 (I.R.S. Employer Identification No.)
475 Broadway Street
Redwood City, California 94063
(Address of Principal Executive Offices, including zip code)
(650) 995-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On June 18, 2009, BigBand Networks, Inc. (the “Company”) notified the Nasdaq Stock Market (“Nasdaq”) that as a result of the resignation of director Gal Israely effective June 8, 2009, the Company was not currently in compliance with the “audit committee composition” requirement of Nasdaq Listing Rule 5605(c)(2)(A) which requires that the Company have an audit committee of at least three members.  The Company also notified Nasdaq that it intended to rely on the cure period provision of Rule 5605(c)(4), and on June 19, 2009, Michael J. Pohl was appointed to serve on the Company’s audit committee, which returned the Company to compliance with Nasdaq Listing Rule 5605(c)(2)(A).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIGBAND NETWORKS, INC.
Date: June 23, 2009	By:	/s/ Robert E. Horton
Robert E. Horton
Senior Vice President & General Counsel